EXHIBIT 10.1

                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement (this "Agreement") is dated as of September 14, 2005, among China BAK Battery, Inc., a Nevada corporation (the "Company"), and the investors identified on the signature pages hereto (each, an "Investor" and collectively, the "Investors").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

                  "Action" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

                  "Affiliate" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 (as defined below).

                  "Business Day" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the States of New York or Nevada are authorized or required by law or other governmental action to close.

                  "Closing" has the meaning set forth in Section 2.1.

                  "Closing Date" means the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied, or such other date as the parties may agree.

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                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

                  "Common Stock Equivalents" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

                  "Company Counsel" means the law firm of Andrews Kurth, L.L.P.

                  "Company Deliverables" has the meaning set forth in Section 2.2(a).

                  "Disclosure Materials" has the meaning set forth in Section 3.1(h).

                  "Escrow Agreement" means the Escrow Agreement, dated as of August 30, 2005, among the Company, Roth Capital Partners, LLC and Wells Fargo Bank, National Association as the escrow agent (the "Escrow Agent") set forth therein, in the form of Exhibit F hereto.

                  "Effective   Date"  means  the  date  that  the   Registration
Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Form SB-2" has the meaning set forth in Section 3.1(h).

                  "GAAP" means U.S. generally accepted accounting principles.

                  "Hong Kong Counsel" means the law firm of Amelia Cheung & Co.

                  "Initial Closing" means the initial closing pursuant to which each Investor, except the Remaining Investors, shall deliver their respective Investment Amount to the Escrow Agent to be placed in an escrow account until the Closing and shall occur on the date of this Agreement.

                  "Investor Deliverables" has the meaning set forth in Section 2.2(c).

                  "Intellectual  Property  Rights"  has the meaning set forth in
Section 3.1(p).

                  "Investment Amount" means, with respect to each Investor, the Investment Amount indicated on such Investor's signature page to this Agreement.

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                  "Investor Party" has the meaning set forth in Section 4.7.

                  "Lien" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

                  "Material Adverse Effect" means, as applicable, any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

                  "Nevada Counsel" means the law firm of Schreck Brigone.

                  "New York Courts" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

                  "Pending   Registration   Statement"  means  the  Registration
Statement on Form SB-2 filed by the Company with the Commission on January 1, 2005, as the same has been and shall be amended or supplemented.

                  "Per Unit Purchase Price" equals $5.50.

                  "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  "PRC Counsel" means the law firm of Grandall Legal Group

                  "Proceeding" means an action,  claim,  suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Registration Statement" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the appropriate Registrable Securities as identified in Section 2(a) of the Registration Rights Agreement.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investors, in the form of Exhibit A hereto.

                  "Remaining Investors" means the Investors to be indentified by Roth Capital Partners, LLC on the date hereof and conveyed in writing to each of the Investors and the Company.

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                  "Rule  144"  means  Rule  144  promulgated  by the  Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

                   "SEC Reports" has the meaning set forth in Section 3.1(h).

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means the shares of Common Stock issuable to the Investors at the Closing in accordance with Section 2.2(a)(i).

                  "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

                  "Subsidiary" means any "significant subsidiary" as defined in Rule 1-02(w) of the Regulation S-X promulgated by the Commission under the Exchange Act.

                  "Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

                  "Trading Market" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

                  "Transaction Documents" means this Agreement, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

                                   ARTICLE II.
                                PURCHASE AND SALE

         2.1 Closing. At the Initial Closing each Investor, except the Remaining Investors, shall deliver each Investor's respective Investment Amount to the Escrow Agent to be placed in an escrow account until the Closing. At the Closing, subject to the terms and conditions set forth in this Agreement, including the applicable Conditions Precedent to Closings set forth in Article V, the Escrow Agent shall release the funds received pursuant to the Initial Closing to the Company and the Company shall issue and sell to each Investor,

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and each Investor,  including the Remaining  Investors shall,  severally and not jointly, purchase from the Company, the Shares representing such Investor's Investment Amount. The Initial Closing shall take place at the offices of Company Counsel, or such other location or time as the parties may agree. The Closing shall take place at the offices of Company Counsel on the Closing Date or at such other location or time as the parties may agree.

         2.2 Closing Deliveries. (a) At the Closing, the Company shall deliver or cause to be delivered to each Investor the following (the "Company Deliverables"):

                  (i) a certificate evidencing a number of Shares equal to such Investor's Investment Amount divided by the Per Unit Purchase Price, registered in the name of such Investor;

                  (ii) the legal opinions of Company Counsel, Nevada Counsel, PRC Counsel and Hong Kong Counsel, in the form attached hereto as Exhibit B, Exhibit C, Exhibit D, and Exhibit E, respectively, addressed to the Roth Capital Partners, LLC and the Investors; and

                  (iii) the Registration Rights Agreement, duly executed by the Company;

         (b) At the Initial Closing, (i) the Company shall deliver the Escrow Agreement, duly executed by the Company Roth Capital Partners, LLC and the Escrow Agent, and (ii) each Investor, except the Remaining Investors, shall deliver or cause to be delivered to the Escrow Agent, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Escrow Agent for such purpose; and

         (c) At the Closing, each Investor shall deliver or cause to be delivered to the Company, the Registration Rights Agreement, duly executed by such Investor. In addition, the Remaining Investors shall deliver or cause to be delivered to the Company, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose. Each Investor's Investment Amount, together with the duly executed Registration Rights Agreement shall be the "Investor Deliverables".

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each Investor as of the date hereof and as of the Closing Date:

         (a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports or the Form SB-2. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

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         (b) Organization and Qualification. The Company and each Subsidiary are duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents except where the violation would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

         (c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or

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(iii)  result in a violation  of any law,  rule,  regulation,  order,  judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

         (e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and
(v) those that have been made or obtained prior to the date of this Agreement.

         (f) Issuance of the Shares. The Shares issuable under Section 2.2(a)(i) have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, provided, however, the Company's representation in this subsection (f) shall not apply to Liens created by any Investor. The Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares.

         (g) Capitalization. Except as set forth on Schedule 3.1(g), the number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans, is specified in the SEC Reports or the Form SB-2. Except as specified in the SEC Reports or the Form SB-2 or on
Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified in the SEC Reports or the Form SB-2 or on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except as specified in the SEC Reports or the Form SB-2 or on Schedule 3.1(g), the issue and sale of the Shares will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

         (h) SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h), the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof (or such shorter

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period as the Company was required by law to file such reports)  (the  foregoing materials being collectively referred to herein as the "SEC Reports" and, together with the Company Schedules to this Agreement and the Form SB-2 (as defined below), the "Disclosure Materials") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. Except as set forth on
Schedule 3.1(h), as of their respective dates, the SEC Reports, as amended and the registration statement on Form SB-2/A (File No. 333-122209), as amended (the "Form SB-2"), complied as to form in all material respects with (i) the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder and (ii) any SEC comments received or otherwise conveyed to the Company with respect to any previously filed SEC Reports or the Form SB-2. In addition, none of the SEC Reports or the Form SB-2, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports and the Form SB-2 comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

         (i) Press Releases. The press releases disseminated by the Company during the 12 months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

         (j) Material Changes. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or the Form SB-2, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans, or as described in Schedule 3.1(j). The Company does not have pending before the Commission any request for confidential treatment of information.

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         (k)  Litigation.  There is no Action  which (i)  adversely  affects  or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares or (ii) except as specifically disclosed in the SEC Reports or the Form SB-2, would, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports or the Form SB-2. There has not
been,  and  to  the  knowledge  of  the  Company,   there  is  not  pending  any
investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The
Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

         (l) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

         (m) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body applicable to the Company or Subisidiary, as appropriate, or (iii) is in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters applicable to the Company or Subsidiary, as appropriate, except in the case of each of the clauses (i)-(iii) as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company is in compliance with all effective requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, that are applicable to it, except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect.

         (n) Regulatory Permits. Except as disclosed in Schedule 3.1(n), the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports or the Form SB-2, except where the failure to possess such permits

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would not,  individually or in the aggregate,  have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such permits.

         (o) Title to Assets. Except as set forth in Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and those liens reflected on the financial statements included in the SEC Reports or the Form SB-2 or on
Schedule 3.10(o). Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance, except as would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

         (p) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports or the Form SB-2 and which the failure to so have would, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. Except as set forth in the SEC Reports or the Form SB-2, to the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

         (q) [Intentionally left blank]

         (r) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports or the Form SB-2, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, that is required to be disclosed in the SEC Reports.

         (s) Disclosure Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15 and 15d-15) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Chief Executive Officer and Chief Financial Officer by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's Chief Executive Officer and Chief Financial Officer have evaluated the effectiveness of the Company's controls and procedures in accordance with Item 307 of Regulation S-K under the Exchange Act for the Company's most recently ended fiscal quarter or fiscal year-end (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the Chief Executive Officer and Chief Financial Officer about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal control over financial reporting (as such term is defined in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal control over financial reporting.

         (t) Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

         (u) Certain Fees. Except as described in Schedule 3.1(u), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

         (v) Certain Registration Matters. Assuming the accuracy of the Investors' representations and warranties set forth in Sections 3.2(b)-(e), no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investors under the Transaction Documents. Except as specified in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

         (w) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act. Except as specified in the SEC Reports or the Form SB-2, the Company has not, in the one year preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Shares under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investors the Shares contemplated by Transaction Documents. The representations contained in this subsection shall not be construed to attach any liability on the Company in the event that the Trading Market upon which the Company's common stock is traded ceases to operate or exist.

         (x) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (y) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Shares and the Investors' ownership of the Shares.

         (z) No Additional Agreements. The Company does not have any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

         (aa) Disclosure. The Company confirms that neither it nor any Person acting on its behalf has provided any Investor or its respective agents or counsel with any information that the Company believes constitutes material, non-public information except insofar as the existence and terms of the proposed transactions hereunder may constitute such information. The Company understands and confirms that the Investors will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (bb) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

         (cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Investors and certain other "accredited investors" within the meaning of Rule 501 under the Securities Act.

         (dd) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the
Company,   has  (i)  directly  or  indirectly,   used  any  funds  for  unlawful
contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

         (ee) Accountants. The Company's auditors are Schwarts Levitsky Feldman LLP. To the knowledge of the Company, such auditors, who have certified the consolidated financial statements included in the Form SB-2 dated June 27, 2005, as amended, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder and is a registered public accounting firm within the meaning of Section 102 of the Sarbanes-Oxley Act of 2002.

         (ff) Investors' Purchase of Securities. The Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Investors' purchase of the Shares. The Company further represents to each Investor that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

         (gg) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, in violation of applicable law, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities (other than for the placement agent's placement of the Securities).

         3.2 Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

         (a) Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (b) Investment Intent. Such Investor is acquiring the Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Shares for any period of time. Such Investor is acquiring the Shares hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares.

         (c) Investor Status. At the time such Investor was offered the Shares, it was, and at the date hereof it is, (i) knowledgeable, sophisticated and experienced in making, and qualified to make, decisions with respect to investments in securities representing an investment decision similar to that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deemed relevant in making an informed decision to purchase the Shares; and (ii) an "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

         (d) General Solicitation. Such Investor is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (e) Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and that the Investor may not rely on those portions of the Registration Statement not applicable to the offering of the Shares, including, but not limited to, the sections entitled "Plan of Distribution," "Calculation of Registration Fee," "The Offering," "Selling Stockholders" and "Shares Eligible for Future Sale". Such Investor also acknowledges that is has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         (f) Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company's securities) since the earlier to occur of (i) the time that such Investor was first contacted by the Company or Roth Capital Partners, LLC regarding an investment in the Company and (ii) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. Such Investor covenants that, until to the earlier of (i) the Effective Date (as defined in the Registration Rights Agreement) or (ii) the 180th day after the date of this Agreement, such Investor will not, directly or indirectly, and will not cause persons acting on its behalf to engage in any Short Sales involving the Company's securities or sell the Shares acquired pursuant to this Agreement.

         (g) Reliance on Investor Representations. Such Investor understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares. Under such laws and rules and regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. The Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations.

         (h) Risks of Investment. Such Investor understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Investor's investment, and the Investor has full cognizance of and understands all of the risk factors related to the Investor's purchase of the Shares, including, but not limited to, those set forth under the caption "Risk Factors" in the quarterly report on Form 10-Q for the period ending June 30, 2005, as amended. The Investor understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock. The Investor has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.

         (i) No Approvals. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

         (j) Location of Offices. Such Investors principal executive offices are in the jurisdiction set forth immediately below the Investor's name on the signature pages hereto.

         (k) Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase Shares pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of Roth Capital Partners, LLC or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                   ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1 (a) Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in

Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

         (b) Certificates evidencing the Shares will contain the following legend, until such time as they are not required under Section 4.1(c):

         [NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A
         LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

         The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Shares pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

         (c) Upon an Investor's written request, certificates evidencing the Shares containing any legend (including the legend set forth in Section 4.1(b)):
(i) while a registration statement (including a Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following a sale or transfer of such Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or (iii) while such Shares are eligible for sale under Rule 144(k), shall be replaced with certificates that do not bear such legends as hereafter set forth; provided, however, in the case of clause (i) the request is accompanied by a written certification by the Investor that (A) the Investor has a present intention to dispose of the Shares covered by such Registration Statement pursuant to a plan of distribution included in a currently available prospectus related thereto, and (B) the Investor will comply with the prospectus delivery requirements applicable to such disposition and, in the case of clause (ii) or (iii), the request is accompanied by such reasonable and appropriate customary representations as may be reasonably requested by the Company. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than seven (7) Trading Days following the delivery by a Investor to the Company or the Company's transfer agent of a certificate representing Shares issued with a restrictive legend (such seventh Trading Day, the "Legend Removal Date"), together with the written request of such Investor accompanied by the written representation letter in customary form, deliver or cause to be delivered to such Investor a certificate representing such shares that is free from all restrictive and other legends. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Investors by crediting the account of the Investor's prime broker with the Depository Trust Company System.

         (d) Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in this Section 4.1 is predicated upon the Company's reliance that the Investor will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

         4.2 Furnishing of Information. As long as any Investor owns Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         4.3 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Investors, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require shareholder approval of the sale of the Shares to the Investors.

         4.4 Subsequent Registrations. Other than the Pending Registration Statement and the Registration Statements under the Registration Rights Agreement, prior to the Effective Date of the Registration Statements that cover the Registrable Securities, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company.

         4.5 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York time) on the Trading Day following the execution of this Agreement, and by 9:00 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. On the Trading Day following the execution of this Agreement the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents), and on the Trading Day following the Closing Date the Company will file additional Current Reports on Form 8-K to disclose the occurrence of the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

         4.6 Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

         4.7 Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an "Investor Party") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "Losses") that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

         4.8 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be reasonably relying on the foregoing representations in effecting transactions in securities of the Company.

         4.9 Listing of Shares. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

         4.10 Use of Proceeds. The Company will use the net proceeds from the sale of the Shares hereunder for the purchase of equipment, cost of the offering and working capital.

                                   ARTICLE V.
                        CONDITIONS PRECEDENT TO CLOSINGS

         5.1 Conditions Precedent to the Obligations of the Investors to Purchase Shares at the Closing. The obligation of each Investor to acquire Shares at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

         (b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

         (d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has resulted in or reasonably would be expected to result in a Material Adverse Effect (the parties agreeing that a decrease in stock price alone shall not be deemed such an event);

         (e) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

         (f) Officer's Certificate. The Company shall have delivered to the Investors a certificate executed by a duly authorized officer of the Company certifying that (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, (ii) the Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing and (iii) the items referenced in Sections 5.1(c)-(e) have been satisfied;

         (g) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

         (h) Comfort Letter. The Investors shall have received a "comfort letter" addressed to the Investors and Roth Capital Partners, LLC from the Company's independent accountants, Schwarts Levitsky Feldman LLP in a form and substance satisfactory to the Investors and Roth Capital Partners, LLC as of date hereof. As appropriate, the Investors may also request a "bring-down comfort letter" dated as of the Closing.

         5.2 Conditions Precedent to the Obligations of the Company to Sell Shares at the Closing. The obligation of the Company to sell Shares at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

         (a) Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

         (b) Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

         (c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

         (d) Investor Deliverables. Each Investor shall have delivered its Investor Deliverables in accordance with Section 2.2(b) and (c).

                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

         6.2 Entire Agreement. The Transaction Documents, together with the Company Schedules and the Exhibits thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:       China BAK Battery, Inc.
                                  BAK Industrial Park, No. 1 BAK Street
                                  Kuichong Town, Longgang District
                                  Shenzhen, People's Republic Of China
                                  Attn:  Li Xiangqian, Chief Executive Officer
                                  Facsimile:  011 86 755 89 77 00 04
         and also to

                                  Nevada Agency and Trust Company
                                  50 West Liberty Street, Suite 880
                                  Reno, Nevada  89501
                                  Attn: China BAK Battery, Inc.

         With a copy to:          Andrews Kurth, L.L.P.
                                  1717 Main Street
                                  Dallas, Texas 75201
                                  Attn:  Robin Bradford, Esq.
                                  Facsimile:  (214) 659-4401


         If to an Investor:       To the address set forth under such Investor's
                                  name on the signature pages hereof;


         or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

         6.5 Termination. This Agreement may be terminated prior to the Closing:

         (a) by written agreement of the Investors and the Company; and

         (b) by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, if the Closing shall not have taken place by 5:30 p.m. Eastern time on September 30, 2005; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Initial Closing to occur on or before such time.

         In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

         6.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

         6.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to the "Investors."

         6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party).

         6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         6.10  Survival.   The  representations,   warranties,   agreements  and
covenants contained herein shall survive the Closing and the delivery of the Shares.

         6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         6.14 Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

         6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         6.17 Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Shares pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Shares or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

         6.18 Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

         6.19 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGES FOLLOW]

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

                                          CHINA BAK BATTERY, INC.


                                          By:___________________________________
                                             Name:
                                             Title:


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                      SIGNATURE PAGES FOR INVESTORS FOLLOW]

         IN WITNESS  WHEREOF,  the parties  hereto  have caused this  Securities
Purchase   Agreement  to  be  duly  executed  by  their  respective   authorized
signatories as of the date first indicated above.

                                    NAME OF INVESTOR

                                    ____________________________________________


                                    By:_________________________________________
                                       Name:
                                       Title:

                                    Investment Amount: $________________________

                                    Tax ID No.:_________________________________

                                    ADDRESS FOR NOTICE

                                    c/o:________________________________________

                                    Street:_____________________________________

                                    City/State/Zip:_____________________________

                                    Attention:__________________________________

                                    Tel:________________________________________

                                    Fax:________________________________________

                                    DELIVERY INSTRUCTIONS
                                    (if different from above)

                                    c/o:________________________________________

                                    Street:_____________________________________

                                    City/State/Zip:_____________________________

                                    Attention:__________________________________

                                    Tel:________________________________________

                                COMPANY SCHEDULES

No disclosure in these schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred.

                                 SCHEDULE 3.1(g)

                                 CAPITALIZATION

         In connection with the Closing, the Company will issue to Roth Capital Partners, LLC and Global Hunter Securities, in the aggregate, warrants to purchase shares of Common Stock equal to 8% of the Common Stock issued in this offering at an exercise price of 110% of the price of the Common Stock on the Closing Date of this offering and with a term of three years.

                                 SCHEDULE 3.1(h)

                        SEC REPORTS; FINANCIAL STATEMENTS

1. The Company did not timely file a Current Report on Form 8-K to disclose the Company's entry into several material agreements that created a direct financial obligation. The Company subsequently included the required disclosure in Item 5 of its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on or about August 18, 2005, which is incorporated herein by reference.

2. The Company received a comment letter from the Securities and Exchange Commission dated August 2, 2005 regarding the Company's Pre-effective Amendments 1 and 2 to Registration Statement on Form SB-2 filed June 22 and 27, 2005, respectively (the "Registration Statement") and the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 (the "Form 10-KSB") and subsequent Exchange Act Reports. The comment letter requests certain revisions to the Company's Registration Statement and Form 10-KSB and in some cases, additional disclosure for certain items. The letter is attached hereto and incorporated herein by reference.

3. The Company disclosed in its Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005, filed with the Securities and Exchange Commission on or about August 18, 2005 certain "off balance sheet" financing under Item 2 Management's Discussion and Analysis or Plan of Operation, which is incorporated herein by reference. The Company did not specifically identify these obligations as "off balance sheet" financing in its Managements Discussion and Analysis or Plan of Operation in its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed with the Securities and Exchange Commission on or about May 16, 2005. The information was disclosed in the footnotes to the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005.

                                 August 2, 2005

By facsimile to (214) 953-953-5822 and U.S. Mail

Mr. Xiangqian Li
Chairman, President, and Chief Executive Officer
China BAK Battery, Inc.
BAK Industrial Park
No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, People's Republic of China

Re: China BAK Battery, Inc., formerly known as Medina Coffee, Inc. Pre-effective Amendments 1 and 2 to Registration Statement on Form SB-2 Filed June 22 and 27, 2005
         File No. 333-122209
         Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004 and Subsequent Exchange Act Reports
         File No. 0-49712

Dear Mr. Li:

         We reviewed the filings and have the comments below.

                                 SB-2/A 1 and 2
                                 --------------

1. If applicable, comments on the SB-2/A1 and 2 are comments on the 10-KSB and subsequent Exchange Act reports and vice versa.

Risk Factors, page 4
--------------------

2. Refer to prior comment 6. As requested previously, revise the ninth factor.

3. We assume that inclusion of the words "could be" in the thirty-first risk factor's heading are inadvertent. Please delete.

Suppliers, page 29
------------------

4. Expand your disclosure to discuss any material contracts that you have entered into with your suppliers relating to energy and materials used in the production of your products.

Description of Our Capital Stock, page 37
-----------------------------------------

5. Remove from this section's first paragraph the statement that the description of China BAK Battery's capital stock is "qualified in its entirety" by information outside the prospectus. This section should include all of the disclosure required by Item 202 of Regulation S-B.

Comment: Selling Stockholders, page 38
--------------------------------------

6. Refer to (28) after the names of Robert G. and Judith T. Rader in the table. We are unable to locate the related footnote disclosure. Please revise.

Report of Independent Registered Public Accounting Firm, page F-1
-----------------------------------------------------------------

7. The independent auditor's report included in your filing is not signed by your auditor. Obtain from your auditor a signed audit report. Also ensure that an updated consent is filed with your next amendment.

Financial Statements
--------------------

8. Update your disclosures here and elsewhere in the filing to include financial information through June 30, 2005.

9. As requested previously, provide us the summarized balance sheet of Medina Coffee, the shell company immediately before the transaction with BAK International, the operating company. Also provide us the summarized balance sheet of BAK International immediately before the transaction with Medina Coffee.

Statements of Changes in Stockholders' Equity, page F-4
-------------------------------------------------------

10. Confirm to us that BAK Battery did not issue or retire any shares of its common stock during the period from September 30, 2002 through September 30, 2004.

11. We read your July 21, 2005 correspondence and your response to prior comment 35. Based on your response, it appears that five shareholders, representing 1.85% of the shares of BAK Battery immediately before the transaction with BAK International, did not receive shares of BAK International upon the consummation of the transaction. Expand your disclosure to include in a footnote the effect that the transaction had on these shareholders and the accounting treatment used to eliminate these shares, including the line items impacted and their related amounts.

12. We read your July 21, 2005 correspondence and your response to prior comment 35. Based on section III of your correspondence, it appears that 1,013,554 shares of common stock were issued to shareholders that were not initially shareholders of Shenzhen BAK Battery Co., Ltd. or BAK International, Ltd. These shareholders are numbered 12-18 in the table in section III of your correspondence. Disclose in a footnote how and when you reflected or intend to reflect the issuance of these shares. Also disclose the value that these shares were or will be issued at in your statement of stockholders' equity, including the line items impacted and their related amounts. Also disclose the accounting treatment used to record the transaction in accordance with U.S. GAAP.

13. You state on page F-8 that BAK International, Ltd. acquired 100% of the outstanding shares of Shenzhen BAK Battery Co., Ltd. for a total consideration of $11.5 million on November 6, 2004. However, you disclosed in note 14 to the financial statements that during the year ended September 30, 2004 the existing stockholders contributed cash in the amount of $10,875,918 that was recorded as an increase to additional paid-in capital in your financial statements. You stated in your response to prior comment 35 that the $11.5 million was recorded as if it had occurred during the year ended September 30, 2004. Tell us the accounting guidance that you used in determining that this should be recorded in the year ended September 20, 2004 rather than during the year ended September 30, 2005. Also tell us how this was reflected in your statements of cash flows.

14. You stated in your response to prior comment 35 that you received $11.5 million from the BAK International, Ltd. shareholders. Based on your current disclosure, it appears that you have only recorded approximately $10.9 million as contribution of cash by stockholders. Expand your disclosure to include an explanation for the apparent $0.6 million difference.

15. Provide us a shareholder list for BAK International immediately before the transaction with Medina Coffee. Include in your response the names of the shareholders and the corresponding number of shares held by each shareholder.

16. Based on the information that you provided in your July 21, 2005 correspondence, it appears that the information in exhibit B includes transactional information that relates to the private placement discussed on page F-23 of your Form SB-2/A. If these shares in the private placement were not issuances of BAK International as we assume and included in the list requested above for the shareholder list of BAK International immediately before the transaction with Medina Coffee, tell us which entity issued these shares. Also tell us what accounting consideration you gave to these issuances in recording the transaction between BAK International and Medina Coffee.

17. Your response to prior comment 36 states that you have 40,978,533 total outstanding shares of common stock. However, your statements of changes in stockholders' equity indicate your total outstanding shares of common stock to be 39,826,075. The 1,152,458 share discrepancy appears to be the post-transaction shares effectively issued to the former shareholders of Medina Coffee. Disclose the date of the effective issuance of these shares, the number of shares effectively issued, the value that they were or will be reflected at in your statement of shareholders' equity, and the line items impacted, including the related amounts.

Notes to Financial Statements, page 17
--------------------------------------

18. Expand your disclosures to include also notes to the financial statements for the period ended March 31, 2005.

Note 4. Summary of Principal Accounting Policies
------------------------------------------------
N. Revenue Recognition, Returns and Warranties, page F-13
---------------------------------------------------------

19. We read your response to prior comment 50 and your revised disclosure. Your response does not address how you determined that it was appropriate to record the amount relating to the warranty reserve at the end of the year rather than when the sales occur. Please advise.

Note 7. Long-Term Assets, name F-19
-----------------------------------

20. Expand your disclosure to discuss the types of indirect costs that you capitalize.

Information not Required in the Prospectus, page II-1
-----------------------------------------------------

21. Refer to prior comment 57. As requested previously, disclose that China BAK Battery does not maintain the insurance.

Recent Sales of Unregistered Securities, page II-1
--------------------------------------------------

22. Refer to prior comment 58. As requested previously, state the value of the 39,826,075 shares of common stock issued in the stock exchange transaction on January 20, 2005.

Exhibits 10.3 and 10.4
----------------------

23. Refer to prior comment 60. As noted previously, absent an order granting confidential treatment, Item 601(b)(10) of Regulation S-B requires the filing of material contracts, including attachments, in their entirety. Attachments include, for example, annexes, appendices, exhibits, and schedules. Refer to section 1 of exhibit 10.3 and sections 1.3 and 2(a) of exhibit 10.4, and revise or advise.

Exhibits 10.5, 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15,
10.16, 10.17, 10.18, 10.19, 10.21, 10.22, 10.23, 10.24, 10.25, 10.26, 10.27,
10.28, 10.29, 10.30, 10.31, 10.32, 10.33, 10.34, 10.35, 10.36, 10.37, 10.38,
10.39, 10.40, 10.42, 10.43, 10.44, 10.45 and 10.46

24. Refer to prior comment 61. For each exhibit specified above, tell us why China BAK Battery is not required under paragraph (c)(2)(iv) or paragraph (c)(2)(v) of Rule 403 of Regulation C under the Securities Act to submit a fair and accurate English translation of the entire foreign language document. For example, it appears that Mr. Xianggian Li, a director and officer of China BAK Battery, is a party to the agreements filed as exhibits 10. 11, 10. 13, 10.15, 10.23, 10.30,
         10.33, and 10.44 and that Jilin Province Huaruan Technology Company, Ltd., a corporation owned by Mr. Li, is a parry to the agreements filed as exhibits 10. 9, 10.11, 10.13, 10.15, 10. 19, and 10.41. Note that paragraph (c)(3)(ii) of Rule 403 is applicable only if China BAK Battery is able to satisfy paragraph (c)(3)(i)(A) of Rule 403 or paragraph (c)(3)(i)(B) of Rule 403.

25. Refer to prior comment 62. As noted previously, if a English summary of a foreign language document is submitted under Rule 403(c)(3) of Regulation C under the Securities Act, the English summary must fairly and accurately:

                  o Summarize the terms of each material provision of the foreign language document.

                  o Describe the terms that have been omitted or abridged.

         It does not appear that you have described the terms that have been omitted or abridged in the exhibits specified above as required by paragraph c(3)(ii)(B) of Rule 403. Please revise.

                                     10-KSB

Item 5. Market for Common Equity, Related Stockholder Matters and Small Business
--------------------------------------------------------------------------------
Issuer Purchases of Equity Securities
-------------------------------------

26. Refer to prior comment 10. The range of closing high and low bid prices of China BAK Battery's common stock for the third and fourth quarters 2004 appear to have been inverted in the table so that the high bid prices appear in the column for the low bid prices and vice versa. Please revise.

Item 8A. Controls and Procedures
--------------------------------

27. Disclosure controls and procedures are now defined in Exchange Act Rules 13a-15(e) and 15d-15(e) rather than Rule 13a-14(c). Your disclosure controls and procedures should have been evaluated as of the end of the period as opposed to within 90 days of the filing being made. Also, you should disclose whether there were any changes in your internal controls during the quarter. See Item 307 of Regulation S-B, and revise your disclosure.

Signatures
----------

28. China BAK Battery's controller or principal accounting officer also must sign the 10-KSB. Further, any person who occupies more than one of the specified positions, for example, principal financial officer and controller or principal accounting officer, must indicate each capacity in which he signs the 10-KSB. See General Instruction C.2. of Form 10-KSB, and revise in future filings.

Closing
-------

         File amendments to the SB-2, the December 31, 2004 10-KSB, and the March 31, 2005 10-QSB in response to the comments. To expedite our review, China BAK Battery may wish to provide us three marked courtesy copies of the amendments. Include with the filings any supplemental information requested and a cover letter tagged as correspondence that keys the responses to the comments. If China BAK Battery thinks that compliance with any of the comments is inappropriate, provide the basis in the letter. We may have additional comments after review of the amendments, the responses to the comments, and any supplemental information.

         We urge all persons responsible for the accuracy and adequacy of the disclosure in the registration statement reviewed by us to ensure that they have provided all information investors require for an informed decision. Since China BAK Battery and its management are in possession of all facts relating to the disclosure in the registration statement, they are responsible for the adequacy and accuracy of the disclosures that they have made.

         If China BAK Battery requests acceleration of the registration statement's effectiveness, China BAK Battery should furnish a letter at the time of the request, acknowledging that:

         1. Should the Commission or the staff acting by delegated authority declare the registration statement effective, it does not foreclose the Commission from taking any action on the filing.

         2. The action of the Commission or the staff acting by delegated authority in declaring the registration statement effective does not relieve China BAK Battery from its full responsibility for the adequacy and accuracy of the registration statement's disclosures.

         3. China BAK Battery may not assert our comments or the declaration of the registration statement's effectiveness as a defense in any proceedings initiated by the Commission or any person under the United States' federal securities laws.

         The Commission's Division of Enforcement has access to all information that China BAK Battery provides us in our review of the registration statement or in response to our comments on the registration statement.

         We will consider a written request for acceleration of the registration statement's effectiveness under Rule 461 of Regulation C under the Securities Act as confirmation that those requesting acceleration are aware of their responsibilities under the Securities Act and the Exchange Act as they relate to the proposed public offering of the securities specified in the registration statement. We will act on the request and by delegated authority grant acceleration of the registration statement's effectiveness.

         You may direct questions on accounting comments to Meagan Caldwell, Staff Accountant, at (202) 824-5578 or Rufus G. Decker III, Accounting Branch Chief, at (202) 942-1774. You may direct questions on other comments and disclosure issues to Edward M. Kelly, Senior Counsel, at (202) 942-1978 or me at
(202) 942-2864.

                                                     Very truly yours,


                                                     Jennifer R. Hardy
                                                     Legal Branch Chief

cc:      Nevada Agency and Trust Company
         Agent for Service, China BAK Battery, Inc., f/k/a Medina Coffee, Inc. 50 West Liberty Street, Suite 880
         Reno, NV  89501

         George L. Diamond, Esq.
         Jackson Walker L.L.P.
         901 Main Street, Suite 6000
         Dallas, TX  75202

                                 SCHEDULE 3.1(j)

                                MATERIAL CHANGES

         As part of the share exchange that was effective January 20, 2005 between the Company and the shareholders of the Company's now wholly owned subsidiary BAK International, Ltd., (and pursuant to the Securities Exchange Agreement dated effective as of January 20, 2005 by and among Medina Coffee, Inc., BAK International, Ltd. and The Shareholders of BAK International, Ltd.) the Company issued to: (i) Mr. Xiangqian Li, its sole director, President and Chief Executive Officer, 21,233,437 shares of Common Stock, (ii) Mr. Yongbin Han, its Chief Financial Officer, 312,256 shares of Common Stock and (iii) Dr. Huanyu Mao, its Chief Technical Officer, 249,805 shares of Common Stock. Each of these individuals filed an Initial Statement of Beneficial Ownership on Form 3 with the Securities and Exchange Commission with respect to these shares on January 25, 2005.

                                 SCHEDULE 3.1(n)

                               REGULATORY PERMITS

         The Company's subsidiary, Shenzhen BAK Battery Co., Ltd. ("BAK Battery") has not obtained the certificate of land use right for the property and facilities located at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, People's Republic of China. BAK Battery is negotiating with the government regarding this matter.

                                 SCHEDULE 3.1(o)

                                 TITLE TO ASSETS

1. Schedule 3.1(n) - Regulatory Permits is incorporated herein by reference.

2. BAK Battery has pledged certain of its machinery and equipment with a value at June 30, 2005 of USD $9.55 million and inventory with a value at June 30, 2005 of USD $7.49 million, to Shenzhen Development Bank to secure its credit agreement with Shenzhen Development Bank. See Item 5 - Other Information of the Quarterly Report on Form 10Q for the quarterly period ended June 30, 2005 and Exhibits 10.10 and 10.11, which are incorporated herein by reference. A list of the specific items of machinery and equipment, and the items of inventory, respectively, are attached hereto as Schedule 1 and Schedule 2 and incorporated herein by reference.

3. BAK Battery has an arrangement with its lenders, the Agricultural Bank of China, China Minsheng Bank and Shenzhen Commercial Bank pursuant to which such lenders will, upon request, issue bank acceptance notes to BAK Battery's suppliers, including new materials suppliers and suppliers of construction materials, that guarantee the payment of a specific note payable of BAK Battery to the supplier. To secure the bank's acceptance note, BAK Battery is required to pledge and deposit with the issuing bank cash, which may be required in an amount from 20% to 100% of the amount of the acceptance note. At June 30, 2005, the aggregate amount of such pledged cash was $16,032,030.

4. The letter of Grandall Legal Group (Shenzhen) Office dated August 18, 2005 attached hereto is incorporated herein by reference.

                                   SCHEDULE 1


        NAME             UNIT    QUANTITY (PIECE)   UNIT PRICE (RMB)   AMOUNT (RMB)
----------------------   -----   ----------------   ----------------   -------------
043046A                  Piece         50000               9.50           475,000.00
043048S                  Piece         80000               7.70           616,000.00
053040S                  Piece         50000               7.80           390,000.00
053048A                  Piece        100000               8.50           850,000.00
053048A1                 Piece        100000               9.00           900,000.00
053048S                  Piece        200000               6.70         1,340,000.00
053048S2                 Piece        200000               7.00         1,400,000.00
053436S2                 Piece         30000               9.40           282,000.00
053448S                  Piece         30000               9.50           285,000.00
053450A                  Piece         20000              10.00           200,000.00
053450A1                 Piece        300000              10.20         3,060,000.00
053450AR                 Piece         60000               9.70           582,000.00
053465S                  Piece        100000              10.30         1,030,000.00
063048S                  Piece         50000               6.70           335,000.00
063048S2                 Piece        100000               7.00           700,000.00
063065S                  Piece         20000              13.00           260,000.00
063448AR                 Piece        100000              10.80         1,080,000.00
063448S                  Piece         80000               9.40           752,000.00
063450AR                 Piece         80000              11.40           912,000.00
063450AR1                Piece         80000              11.40           912,000.00
063450R                  Piece         70000              11.30           791,000.00
063465S                  Piece        100000              10.60         1,060,000.00
073446S                  Piece         20000              10.80           216,000.00
082247S                  Piece         50000              10.30           515,000.00
083040S                  Piece         20000              10.70           214,000.00
083046S                  Piece         30000              11.60           348,000.00
083048ST                 Piece         60000              10.60           636,000.00
083048ST2                Piece         30000              10.40           312,000.00
083448S                  Piece         50000              10.30           515,000.00
083448ST                 Piece         50000              10.60           530,000.00
093046S                  Piece         20000              11.60           232,000.00
093448ST2                Piece        100000              12.00         1,200,000.00
103450AR                 Piece        200000              17.60         3,520,000.00
103465S                  Piece         30000              21.00           630,000.00
144060SF                 Piece         40000              38.40         1,536,000.00
14430C                   Piece        100000               8.50           850,000.00

        NAME             UNIT    QUANTITY (PIECE)   UNIT PRICE (RMB)   AMOUNT (RMB)
----------------------   -----   ----------------   ----------------   -------------
14500C                   Piece         100000              9.70           970,000.00
18490C2                  Piece         100000             14.80         1,480,000.00
18650C                   Piece          20000             19.20           384,000.00
18650C2                  Piece          20000             20.20           404,000.00
18650C3                  Piece          40000             19.70           788,000.00
343450A                  Piece          50000             11.40           570,000.00
363449A                  Piece          40000              9.40           376,000.00
363450A                  Piece         100000              8.70           870,000.00
363450A1                 Piece          20000             10.00           200,000.00
363450AB                 Piece          80000              8.70           696,000.00
383450A                  Piece          40000              8.90           356,000.00
383450A2                 Piece          20000             10.20           204,000.00
383450S                  Piece          30000              8.90           267,000.00
393048A1                 Piece          60000              8.60           516,000.00
393048S2                 Piece          30000              7.70           231,000.00
413055S                  Piece         100000              8.40           840,000.00
413450A                  Piece         300000              9.10         2,730,000.00
413450A1                 Piece         300000              9.40         2,820,000.00
413450AB                 Piece         100000              7.80           780,000.00
413450AR                 Piece          50000              9.80           490,000.00
423048A                  Piece         100000              8.20           820,000.00
423048A1                 Piece         200000              8.40         1,680,000.00
433450A                  Piece         100000             11.80         1,180,000.00
463436A                  Piece         200000             10.80         2,160,000.00
483040A                  Piece         100000              9.40           940,000.00
483048A                  Piece         300000              8.60         2,580,000.00
483048S                  Piece         200000              6.80         1,360,000.00
523436A                  Piece          60000             10.10           606,000.00
551758S                  Piece          50000             18.00           900,000.00
583048S2                 Piece          30000              7.30           219,000.00
613048A                  Piece          30000              8.30           249,000.00
613048A1                 Piece         200000              8.50         1,700,000.00
613048AB                 Piece          60000              8.40           504,000.00
763448A                  Piece          80000             13.00         1,040,000.00
783440A                  Piece          10000             12.40           124,000.00
783440A1                 Piece          40000             12.50           500,000.00
Total                                 6160000                          62,000,000.00

                                   SCHEDULE 2


                                                                                             AMORTIZATION
                                                                                              TERM (YEAR)
                                                                                            (all amortized
                                                            ORIGINAL                           using the
                                                              VALUE                         composite life
 NO.                   NAME                    QUANTITY       (RMB)         BEGIN TO USE        method)
-----   ------------------------------------   --------   -------------   ---------------   --------------
  1     Ultrasonic Welding Machine                    9      558,000.00   2001.9-2002.11         5~10
  2     Electromotion Vibration Test System           1      230,000.00   2004.12.31                5
  3     Power Mixer                                  59    7,298,830.00   2001.9-2004.7          5~10
  4     Domino Code-printing Machine                  5      308,000.00   2002.3-2004.12            5
  5     Laser Welding Machine                       158   17,402,515.20   2001.9-2004.8          5~10
  6     Slicer                                       19      741,500.00   2003.12-2004.6            5
  7     Testing Box                                 720   34,366,940.00   2001.9-2004.9          5~10
  8     Testing Equipment                             2      408,576.00   2004.09.29                5
  9     Mixer                                         3      510,000.00   2004.8-2004.9             5
  10    Entrance Security System                      1       62,800.00   2004.11.24                5
  11    Winding Line                                  3       92,000.00   2003.05.31                5
  12    Air Compressing system                        1      270,000.00   2004.06.30                5
  13    Air Compressor                                5      304,000.00   2003.12-2004.4            5
  14    Coulometry Titration System                   1       92,932.00   2003.12.30                5
  15    Slurry Machine                               22    1,750,764.50   2001.9-2003.12         5~10
  16    Cooling System                                1       87,972.00   2001.12.31                5
  17    Water Chiller                                 3      593,000.00   2003.5-2004.4             5
  18    Water Chiller system                          3      517,000.00   2002.8-2004.5             5
  19    Water Tower                                   4      254,000.00   2004.07.24                5
  20    Screwtype Water Chiller                       2      738,000.00   2004.06.30                5
  21    Midea Airconditioner                          1       94,350.00   2002.07.31                5

                                                ACCUMULATED    DEPRECIATION
                                               DEPRECIATION     PER MONTH       NET VALUE
 NO.                   NAME                       (RMB)           (RMB)           (RMB)
-----   ------------------------------------   -------------   ------------   -------------
  1     Ultrasonic Welding Machine                203,674.05       5,277.20      354,325.95
  2     Electromotion Vibration Test System             0.00           0.00      230,000.00
  3     Power Mixer                             1,054,065.72     111,887.15    6,244,764.28
  4     Domino Code-printing Machine               39,649.20       1,200.80      268,350.80
  5     Laser Welding Machine                   4,353,053.55     250,615.75   13,049,461.65
  6     Slicer                                     96,158.80      11,715.70      645,341.20
  7     Testing Box                             6,256,986.96     503,749.20   28,109,953.04
  8     Testing Equipment                         284,314.40       6,455.50      124,261.60
  9     Mixer                                      32,232.00       8,058.00      477,768.00
  10    Entrance Security System                      992.24         992.24       61,807.76
  11    Winding Line                               22,278.00       1,453.60       69,722.00
  12    Air Compressing system                     25,596.00       4,266.00      244,404.00
  13    Air Compressor                             44,606.56       4,803.20      259,393.44
  14    Coulometry Titration System                17,619.96       1,468.33       75,312.04
  15    Slurry Machine                            488,636.39      21,465.18    1,262,128.11
  16    Cooling System                             29,243.74       1,389.96       58,728.26
  17    Water Chiller                             140,714.80       9,369.40      452,285.20
  18    Water Chiller system                      128,938.07       8,168.60      388,061.93
  19    Water Tower                                20,066.00       4,013.20      233,934.00
  20    Screwtype Water Chiller                    69,962.40      11,660.40      668,037.60
  21    Midea Airconditioner                       43,246.90       1,490.73       51,103.10

                 (all amortized using the composite life method)

                                                                                             AMORTIZATION
                                                                                              TERM (YEAR)
                                                                                            (all amortized
                                                            ORIGINAL                           using the
                                                              VALUE                         composite life
 NO.                   NAME                    QUANTITY       (RMB)         BEGIN TO USE        method)
-----   ------------------------------------   --------   -------------   ---------------   --------------
  22    Grinding Machine                              1       41,000.00   2004.11.26              5
  23    Power Distribution Box                        1       39,220.25   2003.02.28              5
  24    Power Distribution Facilities                 1      150,000.00   2003.02.28              5
  25    Code-printing Machine                         5      345,225.00   2003.5-2004.1           5
  26    Belt Conveyor                                14      482,700.00   2002.11-2004.6          5
  27    Universal Lathe                               1       43,300.00   2004.05.14              5
  28    Laminator                                     3      944,000.00   2001.12-2004.11         5
  29    Laminator                                     2      605,000.00   2001.12-2004.7          5
  30    Ball Grinding Mill                            3      390,000.00   2004.06.30              5
  31    Ball Mill Pulverizer                          1       33,000.00   2001.09.30              5
  32    Automatic Steel Ball Capping Machine          2       76,000.00   2004.10.31              5
  33    Automatic Progressive Edge Separate
        Machine                                       1      130,000.00   2004.08.31              5
  34    Hot Press                                     2      640,000.00   2004.11.26              5
  35    Hitachi Code jet machine                      1       64,000.00   2004.09.13              5
  36    ShenLing Air-conditioner                      2      999,600.00   2004.07.24              5
  37    Mannual Lithium battery tank                  1       34,000.00   2001.12.31              5
  38    Glove box                                     1       40,000.00   2001.12.31              5
  39    Double traverse laser spot welding
        machine                                       1       50,000.00   2004.06.30              5
  40    Coating machine                              19    9,897,759.48   2003.12-2004.08         5
  41    Adsorption Desiccator                         1       74,500.00   2001.12.31              5

                                                ACCUMULATED    DEPRECIATION
                                               DEPRECIATION     PER MONTH       NET VALUE
 NO.                   NAME                       (RMB)           (RMB)           (RMB)
-----   ------------------------------------   -------------   ------------   -------------
  22    Grinding Machine                              647.80         647.80       40,352.20
  23    Power Distribution Box                     13,632.96         619.68       25,587.29
  24    Power Distribution Facilities              40,290.00       2,370.00      109,710.00
  25    Code-printing Machine                      71,340.56       5,454.56      273,884.44
  26    Belt Conveyor                              68,100.17       7,626.66      414,599.83
  27    Universal Lathe                             4,788.98         684.14       38,511.02
  28    Laminator                                  88,203.47      14,915.20      855,796.53
  29    Laminator                                  94,845.33       9,559.00      510,154.67
  30    Ball Grinding Mill                         36,972.00       6,162.00      353,028.00
  31    Ball Mill Pulverizer                       20,873.60         521.40       12,126.40
  32    Automatic Steel Ball Capping Machine        2,401.60       1,200.80       73,598.40
  33    Automatic Progressive Edge Separate
        Machine                                     8,216.00       2,054.00      121,784.00
  34    Hot Press                                  10,112.00      10,112.00      629,888.00
  35    Hitachi Code jet machine                    3,033.60       1,011.20       60,966.40
  36    ShenLing Air-conditioner                   78,968.40      15,793.68      920,631.60
  37    Mannual Lithium battery tank               23,659.47         537.20       10,340.53
  38    Glove box                                  25,934.67         632.00       14,065.33
  39    Double traverse laser spot welding
        machine                                     4,740.00         790.00       45,260.00
  40    Coating machine                         1,200,642.00     152,501.60    8,697,117.48
  41    Adsorption Desiccator                      49,482.90       1,177.10       25,017.10

                                                                                             AMORTIZATION
                                                                                              TERM (YEAR)
                                                                                            (all amortized
                                                            ORIGINAL                           using the
                                                              VALUE                         composite life
 NO.                   NAME                    QUANTITY       (RMB)         BEGIN TO USE        method)
-----   ------------------------------------   --------   -------------   ---------------   --------------
  42    Linear cutting machine                        2       68,000.00   2004.12.31               5
  43    Rotary tablet press                          40    8,245,600.00   2002.11-2004.8         5~10
  44    Precharge tank                                4      338,700.00   2002.11.30               5
  45    Cylindrical injection machine                 1       38,000.00   2004.07.31               5
  46    Vacuum oven                                   8      605,000.00   2001.9-2002.11         5~10
  47    Nitrogen supply system                        1      756,000.00   2004.06.30               5
  48    Injection machine                            78    3,254,795.76   2002.11-2004.07          5
  49    Rotary wheel dehumidifier                     4    1,238,000.00   2004.06.30               5
  50    Automatic scraping machine                    2       80,000.00   2003.12.31               5
  51    Automatic adhesive tape cutter               10      600,000.00   2004.06.30               5
  52    Automatic adhesive paper cutter               3      180,000.00   2004.06.30               5
Total                                             1,239   97,164,580.19

                                                ACCUMULATED    DEPRECIATION
                                               DEPRECIATION     PER MONTH       NET VALUE
 NO.                   NAME                       (RMB)           (RMB)           (RMB)
-----   ------------------------------------   -------------   ------------   -------------
  42    Linear cutting machine                          0.00           0.00       68,000.00
  43    Rotary tablet press                     1,248,206.21     123,565.48    6,997,393.79
  44    Precharge tank                            136,994.54       5,351.46      201,705.46
  45    Cylindrical injection machine               3,002.00         600.40       34,998.00
  46    Vacuum oven                               238,761.73       6,351.60      366,238.27
  47    Nitrogen supply system                     71,668.80      11,944.80      684,331.20
  48    Injection machine                         605,146.29      51,425.65    2,649,649.47
  49    Rotary wheel dehumidifier                 117,362.40      19,560.40    1,120,637.60
  50    Automatic scraping machine                 15,168.00       1,264.00       64,832.00
  51    Automatic adhesive tape cutter             56,880.00       9,480.00      543,120.00
  52    Automatic adhesive paper cutter            17,064.00       2,844.00      162,936.00
Total                                          17,709,175.22   1,436,257.95   79,455,404.97

           FORM OF LETTER FROM GRANDALL LEGAL GROUP (SHENZHEN) OFFICE

         We have acted as China BAK Battery, Inc. (the "Company") Chinese legal counsel in connection with the issue of its proposed offering of shares of common stock. After review the SECURITIES PURCHASE AGREEMENT (the "Purchase Agreement") signed by and between the Company and the lnvestors named therein on_________ of August 2005, we find that some clauses are not applicable in the caseof the Shenzhen BAK Battery Co., Ltd (the "Chinese Subsidiary").

         1. The dissenting opinion on the use of the term "fee simple" on Title to Assets in the Purchase Agreement.
                  As is understood in the Anglo-American legal system and in the Property Law in particular, the term "fee simple" refers to an interest in land that, being the broadest property interest allowed by law, endures until the current holders dies without heirs. It is obvious that the fee simple can provide the investor with greatest guarantee within the arm of the law. But using the legal tern of "fee simple" for the Title of Assets of the Chinese Subsidiary in the Purchase Agreement will not be accurate and faithful to the investors of the Company for their judgment. Under the legal system of China, no equivalent concept of "fee simple" can be found since China institutes a totally different system in terms of the title to asset, in particular the ownership of real property. Take the land for instance, it is set forth in the Land Administration Law of PRC, China implements the system of socialist public ownership of land, i.e. the system of ownership by the whole people and the system of collective ownership by the working people and the State-owned land and land owned by peasants' collectives may be lawfully designated to work units or individuals for use and land ownership and land use right that have been registered according to law shall be protected by law and may not be infringed by any work unit or individual. So in this sense, the use of the term "fee simple" is not appropriate in consideration of the current land use regime in China.

         2. The Understanding of the term "personal property" on Title to Assets in the Purchase Agreement.
                  We understand that the term "personal property" refers to any movable or intangible thing that is subject to ownership of the Chinese Subsidiary and not classified as the real property of the Chinese Subsidiary. And we emphasis that "personal property", in the case of Chinese Subsidiary, can in no way be explained as any movable or intangible thing that is subject to the ownership of officers or directors and employees of the Chinese Subsidiary.

         3.       The issue of Insurance in the Purchase Agreement
                  In light of the fact that the certificate of land use right and construction by the Chinese Subsidiary have not been obtained by Chinese Subsidiary. Since the insurance of land use right and constructions can only be handled after the issuance of the said certificates, the aforementioned insurance has not been started yet. So it is not suitable to say "Chinese Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Chinese Subsidiaries are engaged." In addition, as required by the Longgang Branch of Shenzhen Development Bank which signed loan agreement with the Chinese Subsidiary, the raw materials, products and half-products of the Chinese Subsidiary which are under pledge by the maximum amount pledge contract have been insured and the insurance amount is RMB100,000,000 yuan. Under this insurance contract, the Chinese Subsidiary is the insured and Longgang Branch of Shenzhen Development Bank is the first beneficiary.

                                 SCHEDULE 3.1(u)

                                  CERTAIN FEES

Fees payable to Roth Capital Partners, LLC and Global Hunter Securities in the aggregate equal to 7.5% of the gross proceeds received from this offering.

                                 SCHEDULE 3.1(v)

                          CERTAIN REGISTRATION MATTERS

1. Securities Exchange Agreement (the "Securities Exchange Agreement"), dated effective as of January 20, 2005 by and among Medina Coffee, Inc., BAK International, Ltd. and The Shareholders of BAK International, Ltd. Pursuant to
Section 7.2(d) of the Securities Exchange Agreement, the Company agreed to file with the Securities and Exchange Commission a registration statement to register those shares issued to those stockholders of BAK International who participated in BAK International's private offering of securities deemed consummated on the January 20, 2005. The Company filed a Registration Statement on Form SB-2 to cover the shares sold pursuant to the private offering and has filed two subsequent Pre-Effective Amendments on Form SB-2 on June 22 and June 27, 2005, respectively.

2. The shares of Common Stock issuable upon exercise of the warrants issuable to Roth Capital Partners, LLC and Global Hunter Securities as described on Schedule 3.1(g) Capitalization will be entitled to the same registration rights as those granted to Investors in this offering.

                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of September 14, 2005, by and among China BAK Battery, Inc., a Nevada corporation (the "Company"), and the investors signatory hereto (each an "Investor" and collectively, the "Investors").

         This Agreement is made pursuant to the Securities Purchase Agreement, dated as of September 14, 2005, by and among the Company and the Investors (the "Purchase Agreement").

         The Company and the Investors hereby agree as follows:

         1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms have the respective meanings set forth in this Section 1:

         "Advice" has the meaning set forth in Section 6(d).

         "Effective Date" means, as to a Registration Statement, the date on which such Registration Statement is first declared effective by the Commission.

         "Effectiveness Date" means (a) with respect to the Registration Statement required to be filed under Section 2(a), the earlier of: (a)(i) the 90th day following the Filing Date; provided, that, if the Commission reviews and has written comments to the filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (a)(i) shall be the 105th day following the Filing Date, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments; (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the earlier of (i) the 120th day following (A) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (B) if such Registration Statement is required for a reason other than as described in (A) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required;
provided, that, if the Commission reviews and has written comments to a Registration Statement filed under Section 2(b) that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (b)(i) for such Registration Statement shall be the 150th day following the date that the Company first knows, or reasonably should have known, that such additional Registration Statement is required under such Section, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that such additional Registration Statement will not be reviewed or is no longer subject to further review and comments; and (c) with respect to a Registration Statement required to be filed under Section

2(c), the earlier of: (c)(i) the 90th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock; provided, that, if the Commission reviews and has written comments to such filed Registration Statement that would require the filing of a pre-effective amendment thereto with the Commission, then the Effectiveness Date under this clause (c)(i) shall be the 120th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock, and (ii) the fifth Trading Day following the date on which the Company is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

         "Effectiveness Period" has the meaning set forth in Section 2(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Filing Date" means (a) with respect to the initial Registration Statement required to be filed under Section 2(a), the 10th day following the date on which the Pending Registration Statement is first declared effective by the Commission; (b) with respect to any additional Registration Statements that may be required pursuant to Section 2(b), the 45th day following (i) if such Registration Statement is required because the Commission shall have notified the Company in writing that certain Registrable Securities were not eligible for inclusion on a previously filed Registration Statement, the date or time on which the Commission shall indicate as being the first date or time that such Registrable Securities may then be included in a Registration Statement, or (ii) if such Registration Statement is required for a reason other than as described in (i) above, the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement(s) is required; and (c) with respect to a Registration Statement required to be filed under Section 2(c), the 30th day following the date on which the Company becomes eligible to utilize Form S-3 to register the resale of Common Stock.

         "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

         "Indemnified Party" has the meaning set forth in Section 5(c).

         "Indemnifying Party" has the meaning set forth in Section 5(c).

         "Losses" has the meaning set forth in Section 5(a).

         "New York Courts" means the state and federal courts sitting in the City of New York, Borough of Manhattan.

         "Pending Registration Statement" means the Registration Statement on Form SB-2 filed by the Company with the Commission on January 1, 2005, as the same has been and shall be amended or supplemented.

         "Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "Prospectus" means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Registrable Securities" means: (a) the Shares, (b) the Warrant Shares,
(c) any shares of Common Stock issuable upon exercise of warrants issued to any placement agent as compensation in connection with the financing that is the subject of the Purchase Agreement, and (d) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event, or any conversion price adjustment with respect to any of the securities referenced in (b) or (c) above.

         "Registration Statement" means the initial registration statement required to be filed in accordance with Section 2(a) and any additional registration statement(s) required to be filed under Sections 2(b) and 2(c), including (in each case) the Prospectus, amendments and supplements to such registration statements or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference therein.

         "Rule 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Selling  Holder  Questionnaire"  has the  meaning set forth in Section
2(e).

         "Shares" means the shares of Common Stock issued or issuable to the Investors pursuant to the Purchase Agreement.

         "Warrants" means the Common Stock purchase warrants issued or issuable to the placement agent identified in Schedule 3.1(u) to the Purchase Agreement in accordance with the terms of the engagement or similar agreements between the Company and such agents.

         "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

         2. Registration.

         (a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form SB-2 (or on such other form appropriate for such purpose).. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall use its reasonable best efforts to (i) cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, no later than its Effectiveness Date, and (ii) keep the Registration Statement continuously effective under the Securities Act until the date which is the earlier of (i) five years after its Effective Date, (ii) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders, or (iii) such time as all of the Registrable Securities covered by such Registration Statement may be sold by the Holders pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

         (b) If for any reason the Commission does not permit all of the Registrable Securities to be included in a Registration Statement filed pursuant to Section 2(a), or for any other reason any outstanding Registrable Securities are not then covered by an effective Registration Statement, then the Company shall prepare and file by the Filing Date for such Registration Statement, an additional Registration Statement covering the resale of all Registrable
Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415, on Form SB-2 (or on such other form appropriate for such purpose). Each such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall cause each such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

         (c) Promptly following any date on which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, the Company shall file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to the then effective Registration Statement) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective as soon as possible thereafter, but in any event prior to the Effectiveness Date therefor. Such Registration Statement shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the "Plan of Distribution" attached hereto as Annex A. The Company shall cause such Registration Statement to be declared effective under the Securities Act as soon as possible but, in any event, by its Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act during the entire Effectiveness Period.

         (d) If: (i) a Registration Statement is not filed on the earlier of a date (A) on or prior to ninety (90) days following the date of this Agreement or
(B) on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a) hereof, the Company shall not be deemed to have satisfied this clause (i)), or (ii) a Registration Statement is not declared effective by the Commission on or prior to its required Effectiveness Date, or (iii) after its Effective Date, without regard for the reason thereunder or efforts therefore, such Registration Statement ceases for any reason to be effective and available to the Holders as to all Registrable Securities to which it is required to cover at any time prior to the expiration of its Effectiveness Period for more than an aggregate of 30 Trading Days (which need not be consecutive) (any such failure or breach being referred to as an "Event," and for purposes of clauses (i) or (ii) the date on which such Event occurs, or for purposes of clause (iii) the date which such 30 Trading Day-period is exceeded, being referred to as "Event Date"), then in addition to any other rights the Holders may have hereunder or under applicable law: (x) on each such Event Date the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate Investment Amount paid by such Holder for Shares pursuant to the Purchase Agreement; and (y) on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.5% of the aggregate Investment Amount paid by such Holder for Shares pursuant to the Purchase Agreement. The parties agree that the Company will not be liable for liquidated damages under this Section in respect of the Warrants. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event, except in the case of the first Event Date.

         (e) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex B (a "Selling Holder Questionnaire"). The Company shall not be required to include the Registrable Securities of a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages under Section 2(d) to any Holder who fails to furnish to the Company a fully completed Selling Holder Questionnaire at least two Trading Days prior to the Filing Date (subject to the requirements set forth in Section 3(a)).

         3. Registration Procedures.

         In connection with the Company's registration obligations hereunder, the Company shall:

         (a) Not less than four Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, the Company shall furnish to each Holder copies of the "Selling Stockholders" section of such document, the "Plan of Distribution" and any risk factor contained in such document that addresses specifically this transaction or the Selling Stockholders, as proposed to be filed which documents will be subject to the review of such Holder. The Company shall not file a Registration Statement, any Prospectus or any amendments or supplements thereto in which the "Selling Stockholder" section thereof differs from the disclosure received from a Holder in its Selling Holder Questionnaire (as amended or supplemented).

         (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for its Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible to any comments received from the Commission with respect to each Registration Statement or any amendment thereto and, as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to such Registration Statement that would not result in the disclosure to the Holders of material and non-public information concerning the Company; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the Registration Statements and the disposition of all Registrable Securities covered by each Registration Statement.

         (c) Notify the Holders as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to a Registration Statement is proposed to be filed; (B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders that pertain to the Holders as a Selling Stockholder or to the Plan of Distribution, but not information which the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or

Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

         (e) Furnish to each Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Person (including those previously furnished) promptly after the filing of such documents with the Commission.

         (f) Promptly deliver to each Holder, without charge, as many copies of each Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (g) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of all jurisdictions within the United States, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements; provided, however, that the Company shall not be required to (i) qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified, (ii) consent to service of process in any such jurisdiction where it is not so qualified or (iii) subject itself to taxation in any jurisdiction that it is not otherwise subject to tax liabilities.

         (h) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

         (i) Upon the occurrence of any event contemplated by Section 3(c)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4. Registration Expenses. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Trading Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the holders of a majority of the Registrable Securities included in the Registration Statement),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

         5. Indemnification.

         (a) Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors, partners, members and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has approved Annex A hereto for this purpose) or (ii) in the case of an occurrence of an event of the type specified in Sections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

         (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising solely out of or based solely upon: (i) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act or
(ii) any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent that,
(A) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (B) in the case of an occurrence of an event of the type specified in Sections 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of an Advice or an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the Advice or the amended or supplemented Prospectus the misstatement or omission giving rise to such Loss would have been corrected. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

         An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (i) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

         All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

         (d) Contribution. If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such
Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6. Miscellaneous.

         (a) Remedies. In the event of a breach by the Company or by a Holder, of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

         (b) No Piggyback on Registrations. Except as and to the extent specified in Schedule 3.1(v) to the Purchase Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not during the Registration Period enter into any agreement providing any such right to any of its security holders.

         (c) Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

         (d) Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

         (e) Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

         (f) Amendments and Waivers. The provisions of this Agreement, including the provisions of this Section 6(f), may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of no less than a majority in interest of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates.

         (g) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:       China BAK Battery, Inc.
                                  BAK Industrial Park, No. 1 BAK Street
                                  Kuichong Town, Longgang District
                                  Shenzhen, People's Republic Of China
                                  Attn:  Li Xiangqian, Chief Executive Officer
                                  Facsimile:  011 86 755 89 77 00 04
         and also to

                                  Nevada Agency and Trust Company
                                  50 West Liberty Street, Suite 880
                                  Reno, Nevada  89501

         With a copy to:          Andrews Kurth, L.L.P.
                                  1717 Main Street
                                  Dallas, Texas 75201
                                  Attn:  Robin Bradford, Esq.
                                  Facsimile:  (214) 659-4401

         If to a Investor:        To the address set forth under such Investor's
                                   name on the signature pages hereto.

         If to any other Person who is then the registered Holder:

                                  To the address of such Holder as it appears in the stock transfer books of the Company or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         (h) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement. Any transferee to whom the rights of a Holder are transferred, including any pledges or secured parties, shall agree, by accepting any rights, privileges or benefits of this Agreement, to be bound by the obligations imposed on such Holders under this Agreement in connection with such rights, privileges or benefits so transferred.

         (i) Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same
Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

         (j) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         (k) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         (l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (m) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (n) Independent Nature of Investors' Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of each other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or any other Transaction Document. Each Investor acknowledges that no other Investor will be acting as agent of such Investor in enforcing its rights under this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Registration Rights Agreement for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

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                           SIGNATURE PAGES TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                            CHINA BAK BATTERY, INC.


                                            By:_________________________________
                                                 Name:
                                                 Title:



                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES OF INVESTORS TO FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.


                                       NAME OF INVESTING ENTITY


                                       By:______________________________________
                                          Name:
                                          Title:

                                       ADDRESS FOR NOTICE

                                       c/o:_____________________________________

                                       Street:__________________________________


                                       City/State/Zip:__________________________

                                       Attention:_______________________________

                                       Tel:_____________________________________

                                       Fax:_____________________________________

                                       Email:___________________________________

                                                                         Annex A

                              Plan of Distribution

         The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

o        ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits Investors;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o        purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o        privately negotiated transactions;

o to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o        a combination of any such methods of sale; and

o        any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

         Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold,
(iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder's business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

         The Company has advised each Selling Stockholder that it may not use shares registered on this Registration Statement to cover short sales of Common Stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective shares under this Registration Statement.

         The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                                                                         Annex B

                             CHINA BAK BATTERY, INC.

                 Selling Securityholder Notice and Questionnaire

The undersigned beneficial owner of common stock (the "Common Stock"), of China BAK Battery, Inc. (the "Company") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of ___, 2005 (the "Registration Rights Agreement"), among the Company and the Investors named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

                                  QUESTIONNAIRE

1.       Name.

         (a)      Full Legal Name of Selling Securityholder

                  ______________________________________________________________


         (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

                  ______________________________________________________________


         (c) Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

                  ______________________________________________________________


2.  Address for Notices to Selling Securityholder:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Telephone:______________________________________________________________________

Fax:____________________________________________________________________________
Contact Person:_________________________________________________________________

3.       Beneficial Ownership of Registrable Securities:

         Type and Principal Amount of Registrable Securities beneficially owned:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________


4.       Broker-Dealer Status:

         (a)      Are you a broker-dealer?

                                 Yes [_] No [_]

         Note: If yes, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

         (b)      Are you an affiliate of a broker-dealer?

                                 Yes [_] No [_]

         (c) If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

                                            Yes [_] No [_]

         Note: If no, the Commission's staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Securityholder.

         Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

         Type and Amount of Other Securities  beneficially  owned by the Selling
         Securityholder:

         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

6.       Relationships with the Company:

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

         State any exceptions here:


         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________


The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the Effective Date for the Registration Statement.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 6 and the inclusion of such information in the Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:_____________________              Beneficial Owner:

                                         By:____________________________________
                                            Name:
                                            Title:

PLEASE FAX A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

                     China BAK Battery, Inc.
                     BAK Industrial Park, No. 1 BAK Street
                     Kuichong Town, Longgang District
                     Shenzhen, People's Republic Of China
                     Attn:  Li Xiangqian, Chief Executive Officer
                     Facsimile:  011 86 755 89 77 00 04

                                    EXHIBIT B
                                    ---------

                         FORM OF COMPANY COUNSEL OPINION

1. Each of the Transaction Agreements(1) constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. To our knowledge, except as disclosed in the Purchase Agreement (including the schedules thereto) or as a result of the purchase of the Shares, the Company is not a party to (i) any outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever giving any person the right to acquire from the Company and requiring the Company to issue any shares of Common Stock or any securities, rights or obligations convertible into or exchangeable for shares of Common Stock, or giving any person any right to subscribe for or acquire from the Company and requiring the Company to issue any shares of Common Stock, or (ii) any contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue shares of Common Stock or securities or rights convertible or exchangeable into shares of Common Stock, other than options granted to employees of the Company or its subsidiaries under the China BAK Battery, Inc. Stock Option Plan.

3. The execution and delivery of the Transaction Agreements, the performance by the Company of its obligations under the Transaction Agreements and the consummation by the Company of the transactions contemplated by the Transaction Agreements do not (i) constitute a default under the agreements of the Company attached as exhibits 10.1 to 10.4 to the Registration Statement,(2) or give to other parties thereto any rights of termination, amendment, acceleration or cancellation of such agreements, (ii) result in a violation of any law, rule or regulation of any governmental authority or regulatory body to which the Company is subject, or (iii) result in any violation of any order, judgment, injunction or decree of any court or governmental authority of which we have knowledge.

4. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any Texas, New York or federal court or other federal, New York or Texas governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Agreements.

5. Assuming the accuracy and completeness of the representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement and of the Investors set forth in Section 3.2(a)-(k) of the Purchase Agreement, the offer, issuance and sale of the Shares to the Investors pursuant to the Purchase Agreement are exempt from the registration requirements of the Securities Act.

----------
(1) The phrase "Transaction Agreements" is the equivalent of the phrase "Transaction Documents," as set forth in Article 1.1 of the Securities Purchase Agreement.

(2) The phrase "Registration Statement" refers to the Company's Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 27, 2005, as amended and supplemented.

                                    EXHIBIT C
                                    ---------

                         FORM OF NEVADA COUNSEL OPINION

         1. The Company is incorporated as a corporation and validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business, as currently conducted, as described in the Form SB-2/A filed by the Company with the United States Securities and Exchange Commission on June 27, 2005.

         2. The Company has the requisite corporate power and authority to enter into and to consummate the Transactions(1) and otherwise to perform its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company.

         3. To our knowledge, no shares of Common Stock of the Company are entitled to statutory preemptive or similar rights under the Governing Documents(2) or Applicable Nevada Law.(3)

         4. The shares have been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement, shall have been validly issued, fully paid and nonassessable. The Company has duly authorized and reserved for issuance such number of shares of Common Stock as are issuable upon exercise of the Warrants. When issued by the Company in accordance with the terms of the Purchase Agreement and the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable.

         5. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, do not violate (i) any provision of the Governing Documents, (ii) any Applicable Nevada Law, or (iii) any Applicable Nevada Order.(4)

         6. To our knowledge, other than as provided in the Transaction Documents, the Company is not required to obtain any consent, waiver, authorization or order of or from, or make any filing or registration with, any Nevada Governmental Authority(5) under Applicable Nevada Law in connection with the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents.

----------
(1) The term "Transactions" shall mean those transactions contemplated by the Transaction Documents.

(2) The phrase "Governing Documents" shall mean the Articles of Incorporation and the Bylaws, each as amended to date, of the Company.

(3) The phrase "Applicable Nevada Law" shall mean those statutes, rules and regulations of the State of Nevada as in effect on the day of this opinion, which, in our experience, are customarily applicable to transactions of the type contemplated by the Purchase Agreement and to general business entities that are not engaged in regulated business activities.

(4) The phrase "Applicable Nevada Order" means any order, judgment, injunction, or decree known to us to have been issued by any Nevada Governmental Authority that is presently in effect and applicable to and binding upon the Company.

(5) The phrase "Nevada Governmental Authorities" shall means the courts, governmental agencies, bodies and authorities of the State of Nevada, excluding its political subdivisions and local agencies.

                                    EXHIBIT D
                                    ---------

                           FORM OF PRC COUNSEL OPINION

(A) Shenzhen BAK Battery Co., Ltd (the "PRC Subsidiary") has been duly organized and is validly existing as a wholly-owned foreign company with limited liability under the laws of the People's Republic of China (the "PRC"). The PRC Subsidiary has been duly qualified as a foreign invested enterprise invested by BAK International Limited, and its business license is in full force and effect. All of the issued shares of capital stock have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(B) There are no legal or governmental proceedings pending or threatened to which the PRC Subsidiary is a party or of which any property of the PRC Subsidiary is subject that would be reasonably expected by us to have a Material Adverse Effect;

(C) The execution, delivery and performance of the Transaction Documents as defined in Paragraph 3 of the Schedule, by the Company and of the transactions contemplated thereby, do not and will not (i) conflict with or violate any provision of the articles of incorporation or bylaws of the PRC Subsidiary, (ii) conflict with, or constitute a default (or an event under which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or other written instrument of the PRC Subsidiary thereof or other written agreement or understanding to which the PRC Subsidiary thereof is a party attached as an exhibit to the SEC Reports, (iii) result in a violation of any law, rule or regulation of any governmental authority, regulatory body, stock market or trading facility to which the PRC Subsidiary is subject, or by which any property or asset of the PRC Subsidiary is bound or affected, or (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority of the PRC;

(D) No consent, approval, authorization, order, registration or qualification of or with any such PRC court or governmental agency or body is required including any establishment and transfer ownership approval of the Ministry of Commerce and its branch, any capital verification reports or any other approvals of the State Administration For Industry and Commerce and its branch, for (i) the issue and sale of the Securities or (ii) the consummation by the Company of the transactions contemplated by the Transaction Documents or (iii) the conduct of the business of the Company. The shareholders of the Company have completed their overseas investment foreign exchange registrations and alternation of foreign exchange registration promulgated by the State Administration of Foreign Exchange on April 8, 2005.

                                    EXHIBIT E
                                    ---------

                            FORM OF HONG KONG OPINION

a) The Company is a limited liability company, duly incorporated in Hong Kong under the Companies Ordinance of Hong Kong on the 29th November 2003 under Incorporation No.877123 with nominal share capital of HK$500,000 divided into 50,000,000 shares of HK$0.01 each of which 39,826,075 shares have been issued and are fully paid up or credited as fully paid up.

b)       The Company is in good standing under the laws of Hong Kong.

c) China BAK Battery, Inc. (formerly known as Medina Coffee Inc.) is the beneficial owner of all the issued shares of the Company, free and clear of all liens, encumbrances, equities or claims.

d) To our knowledge and according to the records kept at the registered office of the Company and searches conducted at the Companies Registry in Hong Kong and enquiries with the Directors of the Company, there are no governmental proceedings pending or threatened to which the Company is a party or of which any property is subject that would be reasonably expected by us to have a material adverse effect.

e) The execution, delivery and performance of the Transaction Documents by China BAK Battery, Inc. and consummation by China BAK Battery, Inc. of the transactions contemplated thereby, do not and will not

         (i) conflict with or violate any provision of the Memorandum and Articles of Association of the Company;

         (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or other written instrument of the Company or other written agreement or understanding to which the Company is a party;

         (iii) result in a violation of any law, rule or regulation of any governmental authority, or regulatory body to which the Company is subject, or by which any property or asset of the Company is bound or affected; or

         (iv) result in any violation of any order, judgment, injunction, decree or other restriction of which we have knowledge of any court or governmental authority.

f) No consent, approval, authorization, order, registration or qualification from any court or governmental agency or body in Hong Kong is required for

         (i) the issue and sale of the Securities (as defined in the Securities Purchase Agreement dated 2005) by China BAK Battery, Inc.;

         (ii) the consummation by China BAK Battery, Inc. of the transactions contemplated by the Transaction Documents; or

         (iii)    the conduct of the business of China BAK Battery, Inc.

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

                                    EXHIBIT F
                                    ---------

                              THE ESCROW AGREEMENT

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

                    CHINA BAK BATTERY, INC. ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated ____________, 2005 (this "Escrow Agreement") is entered into by and between China BAK Battery, Inc., a Nevada Corporation (the "Company"); Roth Capital Partners, LLC, a California Limited Liability Company ("Roth"); and Wells Fargo Bank, National Association, (the "Escrow Agent").

WHEREAS, the Company is seeking to raise up to $75 million from investors (the "Investors") pursuant to a private placement of its common stock, for which Roth is serving as placement agent;

WHEREAS, the Company and Roth desire that the funds for the purchase of shares of the Company's common stock in the private placement be deposited by the Investors with the Escrow Agent pending closing under the Securities Purchase Agreement (the "Securities Purchase Agreement") dated the date hereof between the Company and the Investors, and the Investors have agreed to deposit such funds with the Escrow Agent (capitalized terms used herein but not defined herein have the meanings ascribed to them in the Securities Purchase Agreement);

WHEREAS, the Escrow Agent is willing to accept appointment as Escrow Agent for only the expressed duties, terms and conditions outlined herein.

Closing. At the Initial Closing each Investor, except the Remaining Investors, shall deliver each Investor's respective Investment Amount to the Escrow Agent to be placed in an escrow account until the Closing. At the Closing, subject to the terms and conditions set forth in the Securities Purchase Agreement, including the applicable Conditions Precedent to Closings set forth in Article V, the Escrow Agent shall release the funds received pursuant to the Initial Closing

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Proceeds to be Escrowed. A sample copy of the Securities Purchase Agreement is attached as Exhibit B. All funds payable by Investors ("Investor Funds") at the Initial Closing pursuant to Section 2.1 of the Securities Purchase Agreement shall be wired to an account, designated by the Escrow Agent (the "Escrow Account") and invested as stated herein.

2. Identity of Investors. In connection with the Initial Closing, Roth shall obtain the following information for each Investor: (i) such Investor's name and address, (ii) the amount of funds transferred and the number of Shares to be purchased, and (iii) such Investor's tax identification number and shall provide the Escrow Agent such information in the form set forth in Exhibit C and appropriate form W-9 or W-8 for each Investor as applicable. All Investor Funds deposited in the Escrow Account shall remain the property of the Investors and shall not be subject to any liens or charges by the Company or the Escrow Agent, or judgments or creditors' claims against the Company or Roth. The Escrow Agent will not use the information provided to it by the Company or Roth for any purpose other than to fulfill its obligations as Escrow Agent. The Company, Roth and the Escrow Agent will treat all Investor information as confidential.

3. Disbursement of Funds. At Closing, Roth and the Company shall deliver a written notice, signed by both parties, (the "Notice") to the Escrow Agent authorizing and instructing the Escrow Agent to release all amounts in the Escrow Account to the Company. Upon receipt of the Notice, the Escrow Agent shall pay out the funds of the Escrow Account and all accrued interest thereon, as directed in such Notice. If Roth and the Company do not deliver such Notice prior to the Termination Date or deliver a written notice signed by each of them indicating a termination of the offering of the Shares, the Escrow Agent shall, within a reasonable time following the Termination Date, but in no event more than thirty (30) days after the Termination Date, refund to each of the Investors at the address appearing on the List of Investors, or in such other manner as provided in writing to the Escrow Agent by the Investors, such Investor's pro rata share of the funds in the Escrow Account, including any interest earned, determined by the amount of funds originally transferred by such Investor in connection with its intent to purchase Shares and the Escrow Agent shall notify Roth in writing of such disbursements.

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

4. Term of Escrow. The "Termination Date" shall be September 30, 2005; or (ii) the date the Escrow Agent receives written notice from Roth and the Company that it is abandoning the sale of the Shares, subject to paragraph 3. Roth and the Company may extend the Termination Date for increments of 60 days upon written notice signed by each of them to the Escrow Agent; provided, however, that the Escrow Account shall be automatically closed by the Escrow Agent, and disbursements shall be made pursuant to paragraph 3 directly above upon the one year anniversary from the date of this Escrow Agreement.

5. Duty and Liability of the Escrow Agent. The sole duty of the Escrow Agent, shall be to receive said funds and hold them subject to release, in accordance herewith. The Escrow Agent may conclusively rely upon and shall be protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document, and its sole responsibility shall be to act only as expressly set forth in the Escrow Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with the Escrow Agreement unless first indemnified to its satisfaction. The Escrow Agent may consult counsel of its own choice in respect of any question arising under the Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon advice of such counsel.

6. Escrow Agent's Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit A, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent's services as contemplated by the Escrow Agreement; provided, however, that in the event that the Escrow Agent performs additional services not contemplated in this Escrow Agreement or incurs additional expenses not contemplated in Exhibit A, the Escrow Agent may be entitled to additional fees or reimbursement of costs. Such events that shall entitle the Escrow Agent to receive additional fees or reimbursement of additional costs or expenses are situations wherein:
(i) the conditions for the disbursement of funds under the Escrow Agreement are not fulfilled within the original timeframe contemplated under this Agreement,
(ii) the Escrow Agent renders any additional material service, requested by a duly authorized agent of the Company or Roth, not contemplated in this Escrow Agreement, (iii) there is any assignment of interest in the subject matter of this Escrow Agreement, (iv) any material modification hereof, or if any material controversy arises hereunder, or (v) the Escrow Agent is made a party to any litigation pertaining to this Escrow Agreement, or the subject matter hereof, in which case the Escrow Agent shall be compensated by the Company for such extraordinary services and reimbursed for costs and expenses, including attorney's fees, occasioned by any delay, controversy, litigation or event, with the amount of such fees to be paid and costs and expenses to be reimbursed to be reasonably determined by the Company.

Investment of Proceeds. The funds placed in the Escrow Account (the "Escrow Funds") shall be properly and promptly credited by the Escrow Agent. The Escrow Agent shall hold the funds in cash and uninvest..

On or prior to the date hereof, the parties shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate IRS forms W-9 or W-8 and other forms and documents that the Escrow Agent may reasonably request. The parties hereto understand that if such tax reporting documentation is not so certified to the Escrow Agent, Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, to withhold a portion of any interest or other income earned on the Escrow Fund pursuant to this Escrow Agreement.

To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of funds held or payments made hereunder, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Funds. The parties agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against the Escrow Agent on or with respect to any payment or other activities under this Escrow Agreement unless any such tax, addition for late payment, interest, penalties and other expenses shall arise out of or be caused by the actions of, or failure to act, by the Escrow Agent.

7. Issuance of Certificates. Until the terms of this Escrow Agreement have been met with respect to Closing or the Escrow Agent is otherwise authorized to release the Escrow Funds pursuant to this Escrow Agreement, the Company may not issue any certificates or other evidence of ownership of the Shares.

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

8. Notices. All notices, requests, demands, and other communications under the Escrow Agreement shall be in writing and shall be deemed to have been duly given
(a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile/email transmission to the facsimile number/email address given below, and telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

         If to the Company:    China BAK Battery, Inc.
                               BAK Industrial Park, No. 1 BAK Street
                               Kuichong Town, Longgang District
                               Shenzhen, People's Republic Of China
                               Attn: Mr. Li Xiangqian, Chief Executive Officer
                               Facsimile:  011 86 75 89 77 00 04

         and also to:          Nevada Agency and Trust Company
                               50 West Liberty Street, Suite 880
                               Reno, Nevada  89501
                               Attn: China BAK Battery, Inc.
                               Facsimile:

         With a copy to:       Andrews Kurth, L.L.P.
                               1717 Main Street
                               Dallas, Texas 75201
                               Attn:  Robin Bradford, Esq.
                               Facsimile: (214) 659-4827

         If to Roth:           Roth Capital Partners
                               24 Corporate Plaza
                               Newport Beach, CA 92660

                               Attention: Gordon Roth/Don Skrdlant
                               Phone: 800 678-9147
                               Fax: 949-720-7215

         If to Escrow Agent:   Wells Fargo Bank, National Association
                               Corporate Trust Services
                               707 Wilshire Blvd., 17th Floor
                               Los Angeles, CA  90017
                               Attention: Sandy Chan/Regina Vergara
                               Telephone:       (213) 614-5854/(213) 614-3352
                               Fax:    (213) 614-3355

Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

9. Indemnification of Escrow Agent. The Company hereby indemnifies and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees, which the Escrow Agent may suffer or incur by reason of any action taken or omitted or any disbursement of funds from the Escrow Account in each case in accordance with the terms of this Agreement unless caused by the negligence or willful misconduct of the Escrow Agent. The terms of this Section 10 shall survive the termination of this Agreement and, with respect to claims arising in connection with Escrow Agent's duties while acting as such, the resignation or removal of Escrow Agent

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

10. Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

11. Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

12. Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

13. Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement.

14. Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

Escrow Agent is not a party to, is not bound by, and is not deemed to have knowledge of any agreement other than this Agreement. All references in this Agreement to other agreements, including the Securities Purchase Agreement, are for the convenience of the Company and Roth and the Escrow Agent has no duties or obligations with respect thereto.

15. Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

16. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17. Resignation. The Escrow Agent may resign upon 30 days advance written notice to the parties hereto, provided that such resignation shall not become effective until a successor Escrow Agent shall have been appointed and accepted its appointment. Upon receipt of the resignation of the Escrow Agent, the Company and Roth shall jointly select a successor Escrow Agent and shall give written notice thereof to the resigning Escrow Agent. If a successor to the Escrow Agent is not appointed within such 30-day period following such written notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor Escrow Agent or interplead the Investor Funds with such court. Upon acceptance of the duties of Escrow Agent hereunder by the successor Escrow Agent or deposit of the funds in the Escrow Account with the court, the Escrow Agent's duties hereunder shall terminate. Upon resignation of the Escrow Agent, the Escrow Agent shall turn over to its successor all funds in the Escrow Account and any instruments held by it for the Escrow Account.

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

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

China BAK Battery, a Nevada Corporation

By:
     ------------------------------------
Its:
     ------------------------------------


Roth Capital Partners LLC, a California Limited Liability Company

By:
     ------------------------------------
Its:
     ------------------------------------


Wells Fargo Bank, National Association, as Escrow Agent

By:
     ------------------------------------
Its:
     ------------------------------------

                                    Exhibit A

                          a. Escrow Agent Fee Schedule

                                    Exhibit B

                        b. Securities Purchase Agreement

                                    Exhibit C

                              c. List of Investors

         Pursuant to the Escrow Agreement dated __________ by and between China BAK Battery, Inc. (the "Company"), Roth Capital Partners, LLC (the "Roth") and Wells Fargo Bank __________, National Association (the "Escrow Agent"), Roth hereby certifies that the following Investors have paid money for the purchase of shares of common stock of the Company (the "Shares"), and the money has been deposited with the Escrow Agent:

1.       Name of Investor
         Address
         Tax Identification Number
         Number of Shares subscribed for
         Amount of money paid and deposited with Escrow Agent

2.       Name of Investor
         Address
         Tax Identification Number
         Number of Shares subscribed for
         Amount of money paid and deposited with Escrow Agent


Company: _______________________________
By:      _______________________________
Its:     _______________________________
Date:    _______________________________

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